Exhibit 99.1
RIA Envia, Inc. and Subsidiaries
Consolidated Financial Statements
Years Ended December 31, 2006 and 2005

RIA Envia, Inc. and Subsidiaries
Table of Contents
Years Ended December 31, 2006 and 2005

Page
Independent Auditors’ Report	1

Consolidated Financial Statements
Consolidated Balance Sheets	2
Consolidated Statements of Income	3
Consolidated Statement of Changes in Shareholders’ Equity	4
Consolidated Statements of Cash Flows	5
Notes to Consolidated Financial Statements	6-21

Independent Auditors’ Report
To the Board of Directors
RIA Envia, Inc. and Subsidiaries
We have audited the accompanying consolidated balance sheets of RIA Envia, Inc. and Subsidiaries as of December 31, 2006 and 2005, and the related consolidated statements of income, shareholders’ equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of RIA Envia, Inc. and Subsidiaries’ management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. For the year ended December 31, 2005, we did not audit the financial statements of two foreign wholly-owned subsidiaries, which statements reflect total assets constituting 4% of the consolidated total assets at December 31, 2005, and total revenues constituting 11% of consolidated total revenues for the year ended December 31, 2005. For the year ended December 31, 2006, we did not audit the financial statements of three foreign wholly-owned subsidiaries, which statements reflect total assets constituting 12% of the consolidated total assets at December 31, 2006, and total revenues constituting 18% of consolidated total revenues for the year ended December 31, 2006. The foreign wholly-owned subsidiaries were audited by other auditors, whose reports have been furnished to us, and our opinion, insofar as it relates to the amounts included for these foreign wholly-owned subsidiaries, is based solely on the reports of the other auditors.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of RIA Envia, Inc. and Subsidiaries’ internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of RIA Envia, Inc. and Subsidiaries’ internal control over financial reporting. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the reports of the other auditors provide a reasonable basis for our opinion.
In our opinion, based on our audits and the reports of the other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of RIA Envia, Inc. and Subsidiaries as of December 31, 2006 and 2005, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.
As discussed in Note 11 to the consolidated financial statements, RIA Envia, Inc. and Subsidiaries previously reported its commission revenues net of related payments to agents and correspondents for the year ended December 31, 2005. Generally accepted accounting principles require that such commission revenues be reported on a gross basis. Accordingly, the 2005 consolidated financial statements have been restated to reflect commission revenues on a gross basis.
As the effect of the merger with Kim Phu Express, Inc. (change in reporting entity, Note 11) is required to be reported at the beginning of the earliest period presented (2005), this also resulted in the restatement of the consolidated financial statements for the year ended December 31, 2005.
/s/ Stonefield Josephson, Inc.
CERTIFIED PUBLIC ACCOUNTANTS
Irvine, California
March 28, 2007, except for note 13
which is dated April 4, 2007

RIA Envia, Inc. and Subsidiaries
Consolidated Balance Sheets

	December 31,	December 31,
	2006	2005
Assets
Current Assets
Cash and cash equivalents	$51,366,425	$53,851,724
Accounts receivable, net of allowance for doubtful, accounts of $1,618,002 and $1,498,781, respectively	27,217,907	33,272,537
Prepaid expenses and other current assets	2,648,398	3,061,486
Receivable from related parties	1,678,971	738,706

Total current assets	82,911,701	90,924,453

Note receivable, related party	—	578,151

Property and equipment, net	10,372,417	8,211,772

Other assets	1,473,167	1,736,182

	$94,757,285	$101,450,558

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$5,789,684	$7,230,100
Amounts payable to customers and correspondents	24,428,101	39,244,506
Loan payable, bank	24,000,000	15,150,000
Accrued expenses and other current liabilities	8,730,944	7,031,710
Capital lease payable, current portion	271,715	111,330
Payable to shareholders, current portion	1,106,681	2,102,148
Payable to related parties	259,711	5,066,702

Total current liabilities	64,586,836	75,936,496

Long-term liabilities:
Loan payable, bank	5,500,000	6,500,000
Payable to shareholders, less current portion	—	1,400,000
Capital lease payable, less current portion	337,956	232,744

Total liabilities	70,424,792	84,069,240

Shareholders’ equity:
Common stock, no par value, 3,000 shares authorized, 200 shares issued and outstanding	677,491	677,491
Additional paid-in capital	9,812,252	9,812,252
Retained earnings	14,663,696	8,301,597
Accumulated other comprehensive loss	(820,946)	(1,410,022)

Total shareholders’ equity	24,332,493	17,381,318

	$94,757,285	$101,450,558

The accompanying notes are an integral part of these consolidated financial statements.

RIA Envia, Inc. and Subsidiaries
Consolidated Statements of Income

	Year Ended	Year Ended
	December 31, 2006	December 31, 2005
Revenues:
Commission income	$129,215,044	$117,847,378
Exchange income	46,574,255	39,522,743
Other income	2,889,093	2,417,098

Total revenues	178,678,392	159,787,219

Operating expenses:
Direct operating expenses	84,969,953	78,543,368
Salaries and benefits	39,897,857	34,685,762
Depreciation and amortization	2,700,505	2,535,288
Selling, general and administrative	29,217,370	28,637,422

Total operating expenses	156,785,685	144,401,840

Operating income	21,892,707	15,385,379

Other income (expense):
Interest expense	(1,498,156)	(949,651)
Non operating expenses	(2,400,842)	—

	(3,898,998)	(949,651)

Income from continuing operations before income taxes	17,993,709	14,435,728

Provision for income taxes	2,396,501	1,148,394

Income from continuing operations	15,597,208	13,287,334

Income (loss) from discontinued operations, (net of tax)	118,042	(609,706)

Net income	15,715,250	12,677,628

Other comprehensive gain (loss)-foreign currency translation adjustment	589,076	(402,025)

Total comprehensive income	$16,304,326	$12,275,603

The accompanying notes are an integral part of these consolidated financial statements.

RIA Envia, Inc. and Subsidiaries
Consolidated Statements of Shareholders’ Equity
Years Ended December 31, 2006 and 2005

				Accumulated
		Additional		Other
	Common	Paid-in	Retained	Comprehensive
	Stock	Capital	Earnings	Loss	Total
RIA Envia, Inc. and Kim Phu Express, Inc. combined balance, January 1, 2005, effect of the Kim Phu merger being recorded at the beginning of the earliest period presented - restatement (see Note 11)	$677,491	$9,812,252	$2,758,118	$(1,007,997)	$12,239,865

Distribution to shareholders	—	—	(7,134,150)	—	(7,134,150)

Net income	—	—	12,677,628	—	12,677,628

Foreign currency translation	—	—	—	(402,025)	(402,025)

Balance at December 31, 2005	677,491	9,812,252	8,301,597	(1,410,022)	17,381,318

Spin-off AFEX U.K.	—	—	(77,770)	—	(77,770)

Distribution to shareholders	—	—	(9,275,380)	—	(9,275,380)

Net income	—	—	15,715,250	—	15,715,250

Foreign currency translation	—	—	—	589,076	589,076

Balance at December 31, 2006	$677,491	$9,812,252	$14,663,696	$(820,946)	$24,332,493

The accompanying notes are an integral part of these consolidated financial statements.

RIA Envia, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
Increase (Decrease) in Cash

	Year Ended	Year Ended
	December 31, 2006	December 31, 2005
Cash flows provided by (used for) operating activities:
Net income	$15,715,250	$12,677,628

Adjustment to reconcile net income to net cash provided by (used for) operating activities:
Depreciation and amortization	2,841,324	2,673,060
Bad debts	813,265	639,923
Loss on disposition of assets	249,527	144,464

Changes in assets and liabilities:
Accounts receivable	(12,594,166)	(23,069,686)
Receivable from affiliates	(1,438,064)	(619,900)
Prepaid expenses/other current assets	(8,685)	1,364,633
Other assets	1,086	103,145
Amount payable to customer and correspondent	5,969,914	19,075,812
Payable to vendors	(1,184,576)	961,197
Payable to affiliates	(4,736,063)	911,044
Accrued expenses and other current liabilities	2,400,929	1,195,828

Net cash provided by operating activities	8,029,741	16,057,148

Cash flows provided by (used for) investing activities:
Purchase of property and equipment	(5,195,513)	(3,387,262)
Collection of note receivable	578,151	192,718

Net cash used for investing activities	(4,617,362)	(3,194,544)

Cash flows provided by (used for) financing activities:
Bank loan proceeds, net	10,850,000	13,650,000
Payment of capital lease obligation	(111,332)	(95,436)
Payment of shareholders payable	(2,395,467)	(378,340)
Cash provided to discontinued operation	(5,554,575)	—
Cash distribution to shareholders	(9,275,380)	(7,134,150)

Net cash provided by (used for) financing activities	(6,486,754)	6,042,074

Effect of exchange rate changes on cash	589,076	(402,025)

Net (decrease) increase in cash	(2,485,299)	18,502,654
Cash and cash equivalents, beginning of year	53,851,724	35,349,070

Cash and cash equivalents, end of year	$51,366,425	$53,851,724

Supplemental disclosure of cash flow information:
Interest paid	$1,809,561	$1,361,043

Tax paid	$1,621,157	$577,432

Supplemental disclosure of non-cash flow information -
Equipment financed by capital lease	$372,532	$—

Spin-off of AFEX U.K.	$77,770	$—

The accompanying notes are an integral part of these consolidated financial statements.

RIA Envia, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
Years Ended December 31, 2006 and 2005
(1)	Description of Business:
RIA Envia, Inc. and Subsidiaries (collectively, “the Affiliated Group”, “RIA” or “the Company”) provide worldwide money transmission and foreign exchange services for customers in the United States, Canada, Europe and Australia. Money transmission services are provided to customers through a network of authorized agents and company owned branches. Foreign exchange services, which include the buying and selling of foreign currencies, wires and drafts, are primarily provided to corporate customers. The Company is licensed as a money service business (MSB) by the various regulatory authorities in the countries in which it operates.
Merger Agreement
Effective December 29, 2005, the Company executed a Merger Agreement (“Merger”) by and among Associated Foreign Exchange, Inc. (“AFEX”), a California corporation, and an affiliated entity under common control, a wholly-owned subsidiary of the Company and the Company. AFEX provided money transmission and foreign exchange services similar to the wholly-owned subsidiary of the Company. The Merger has been treated as a tax-free reorganization pursuant to Section 368(a)(2)(D) of the Internal Revenue Code. All assets and liabilities of AFEX were merged into the wholly-owned subsidiary of the Company at their carry-over basis.
Effective January 1, 2006, the Company executed a Merger Agreement (“Merger”) by and among Kim Phu Express, Inc. (“Kim Phu”), a California corporation and an affiliated entity under common control, and the wholly-owned subsidiary of the Company. Kim Phu provided similar money transmission services as the wholly-owned subsidiary of the Company. The Merger has been treated as a tax-free reorganization pursuant to Section 368(a)(2)(D) of the Internal Revenue Code. All assets and liabilities of Kim Phu were merged into the wholly-owned subsidiary of the Company at their carry-over basis.
Discontinued Operations
Effective December 28, 2006, the assets and liabilities of the foreign exchange division (AFEX U.S.) of one of the Company’s wholly-owned subsidiaries was transferred to Corporate Services, Inc. (“Corporate”), an entity under common control, in exchange for 100% of the issued and outstanding shares of Corporate stock. The wholly-owned subsidiary immediately distributed the stock of Corporate to the Company, who then distributed it to its shareholders.
Effective December 28, 2006, the Company distributed the stock of one of its wholly-owned subsidiaries, Associated Foreign Exchange Ltd (AFEX U.K.), a foreign entity incorporated in the United Kingdom, to its shareholders.
Effective December 28, 2006, the Company distributed the stock of one of its wholly-owned subsidiaries, Associated Foreign Exchange Australia Pty Ltd (AFEX AU), a foreign entity incorporated in Australia, to its shareholders.

RIA Envia, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
Years Ended December 31, 2006 and 2005
(1)	Description of Business (Continued):

Discontinued Operations (Continued)
Effective December 28, 2006, the assets and liabilities of the foreign exchange division of one of the Company’s wholly-owned subsidiaries, RIA Financial Services Australia Pty Ltd, a foreign entity incorporated in Australia, was distributed to an entity controlled by the Company’s shareholders.
A summary of the major assets and liabilities conveyed (all in 2006) to related entities is as follows:

Assets

Cash	$5,554,574
Receivables	17,835,530
Due from affiliates	275,137
Other assets	1,317,039

$24,982,280

Liabilities

Payables	$21,722,437
Loan payable to bank	3,000,000
Due to affiliates	182,073
Distribution payable to parent	77,770

$24,982,280

(2)	Summary of Significant Accounting Policies:

Basis of Presentation
Effective January 1, 2006, Kim Phu, an affiliated entity under common control, merged with and into a wholly-owned subsidiary of the Company. Pursuant to the merger, all assets, liabilities, rights and obligations of Kim Phu were transferred to, and assumed by, the subsidiary. The merger was accounted for as a combination of entities under common control, whereby the subsidiary recognized the assets and liabilities of Kim Phu at their carryover basis as of the date of the merger. Accordingly, adjustments have been made to combine Kim Phu on a historical basis, consolidated financial statements presented for 2005 have been restated, and all significant intercompany balances and transactions have been eliminated in consolidation.

RIA Envia, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
Years Ended December 31, 2006 and 2005
(2)	Summary of Significant Accounting Policies (Continued):

Basis of Presentation (Continued)
The consolidated financial statements as of December 31, 2006 exclude the assets and liabilities of AFEX U.S., AFEX U.K., and AFEX AU. The operations of these divisions were shown as “Income (loss) from discontinued operations”, net of income taxes, for the years ended December 31, 2006 and 2005 (Note 11).
Cash and Cash Equivalents
The Company considers foreign currencies to be cash equivalents. The foreign currencies are recorded at fair value on a trade-date basis, using the inter-bank exchange rate. Any unrealized holding gains and losses on foreign currencies are included in the current period. The Company is subject to fluctuation risk of foreign currencies.
The Company maintained cash in bank deposit accounts which exceeded FDIC insurance limits by $18,892,024 (U.S. only) at December 31, 2006. Three banks exceeded the FDIC insurance limits by a total of $18,104,457 (combined). The Company has not experienced any losses in such accounts.
Accounts Receivable
Accounts receivable consist primarily of funds owed to the Company by customers for draft and wire orders, and from money transfer agents as a result of financial transactions entered into on behalf of the Company’s customers.
Allowance for Doubtful Accounts
The allowance for doubtful accounts is established by estimating losses from corporate customers and agents for amounts due to the Company. Receivable losses are charged against the allowance when management believes the uncollectibility of an account balance is indicated.
Property and Equipment
Property and equipment are stated at historical cost, net of accumulated depreciation. Depreciation of equipment is provided on a straight-line basis over its estimated useful life, generally 3 to 10 years. Amortization of leasehold improvements is provided on a straight-line basis over the shorter of their useful lives or the term of the lease.

RIA Envia, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
Years Ended December 31, 2006 and 2005
(2)	Summary of Significant Accounting Policies (Continued):

Impairment of Long-Lived Assets
The Company evaluates the carrying value of long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying value of such assets may not be recoverable. If the estimated future cash flows (undiscounted and without interest charges) from the use of an asset are less than the carrying value, a write-down would be recorded to reduce the related asset to its estimated fair value.
Amounts Payable to Customers and Correspondents
Amounts payable to customers and correspondents consist primarily of funds owed by the Company to customers for draft and wire orders, and to correspondent agents for the ultimate payment to beneficiaries of money transfer transactions.
Revenue Recognition
The Company recognizes revenue when persuasive evidence of an arrangement exists, services have been rendered to the customers, the price is fixed or determinable and collection is reasonably assured.
Commissions
Transaction fees consist primarily of fees earned on the sale of money transfers. The money transfer transaction fees are fixed fees per transaction that may vary based upon the face value of the amount of the transaction and the locations in which these money transfers originate and to which they are sent. Transaction fees are recognized at the time of the transaction.
Exchange Income
Foreign exchange revenue is derived from the management of currency exchange spreads (as a percentage of face value of the transaction) on international money transfer transactions. Foreign exchange revenue is recognized at the time of the transaction.

RIA Envia, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
Years Ended December 31, 2006 and 2005
(2)	Summary of Significant Accounting Policies (Continued):

Income Taxes
The Company has elected, under the provisions of the Internal Revenue Code and the applicable state tax codes, to report its income for federal tax purposes and for certain states, as an S corporation. The shareholders of an S Corporation are taxed on their proportionate share of the Company’s taxable income. Therefore, no provision or liability for federal income taxes has been included in the financial statements. Certain specific deductions and credits flow through the Company to its shareholders.
For the years ended December 31, 2006 and 2005, a provision has been made for state and foreign taxes.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash, accounts receivable and cash accounts denominated in foreign currencies, thereby subjecting the Company to foreign exchange risks.
The Company places its cash with high credit quality financial institutions throughout the world. The Company investigates these financial institutions for creditworthiness on a regular basis.
Accounts receivable are composed principally of amounts due from various corporate customers and from agents for money transmission. The Company controls credit risk through credit approvals, credit limits, and monitoring agent transaction activities. The Company performs ongoing evaluations of its customers and agents. The concentration of risk is significantly reduced due to the large number of customers and agents.
Fair Value of Financial Instruments
The carrying value of financial instruments, which includes cash, foreign currencies and currency equivalents, accounts receivable, accounts payable and borrowings approximates fair value due to their short-term maturities and the relatively stable interest rate environment.
Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from the estimates included in the financial statements.

RIA Envia, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
Years Ended December 31, 2006 and 2005
(2)	Summary of Significant Accounting Policies (Continued):

Recent Accounting Pronouncements
In May 2005, the FASB issued FASB Statement No. 154, Accounting Changes and Error Corrections. This new standard replaces APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements, and represents another step in the FASB’s goal to converge its standards with those issued by the IASB. Among other changes, Statement 154 requires that a voluntary change in accounting principle be applied retrospectively with all prior period financial statements presented on the new accounting principle, unless it is impracticable to do so. Statement 154 also provides that (1) a change in method of depreciating or amortizing a long-lived non-financial asset be accounted for as a change in estimate (prospectively) that was effected by a change in accounting principle, and (2) correction of errors in previously issued financial statements should be termed a “restatement.” The new standard is effective for accounting changes and correction of errors made in fiscal years beginning after December 15, 2005. The effects of the changes resulting from adoption of FASB No. 154 are disclosed in Note 11.
In June 2005, the EITF reached a consensus on Issue 05-6, “Determining the Amortization Period for Leasehold Improvements Purchased after Lease Inception or Acquired in a Business Combination,” which requires that leasehold improvements acquired in a business combination or purchased subsequent to the inception of a lease be amortized over the lesser of the useful life of the assets or a term that includes renewals that are reasonably assured at the date of the business combination or purchase. EITF 05-6 is effective for periods beginning after June 29, 2005. Earlier application is permitted in periods for which financial statements have not been issued. The adoption of this Issue did not have an impact on the Company’s consolidated financial statements.
In September 2006, the FASB issued Statement No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans — an amendment of FASB Statements No. 87, 88, 106, and 132(R)” (SFAS 158). This Statement improves financial reporting by requiring an employer to recognize the over funded or under funded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This Statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. This Statement is effective as of the end of the fiscal year ending after December 15, 2006. The Company does not expect SFAS No. 158 to have any impact on its consolidated financial statements.

RIA Envia, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
Years Ended December 31, 2006 and 2005
(3)	Foreign Currency Forward Contracts:

The Company sells foreign currency forward contracts that allow the customer to purchase or sell currency at a future date at a price determined at the date of the contract. The Company then purchases a similar forward contract from a bank to fund the foreign currency forward contract. In the event a customer defaults on the foreign currency forward contract, the Company is still required to fulfill the related contract with the bank or sell the contract back to the bank. The Company makes net settlements in U.S. dollars for foreign currencies at maturity, at rates agreed to at the inception of the contracts. These contracts and commitments to purchase foreign currencies are considered derivative instruments and, as such, are accounted for in accordance with Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities. The Company accounts for these contracts and commitments as freestanding derivatives.

At December 31, 2005 (none at December 31, 2006, due to AFEX U.S., AFEX U.K. and AFEX AU spin-off), deposits of $436,523, which are included in amounts payable to customers and correspondents on the consolidated balance sheet for 2005, were received from customers for the purchase of $11,268,718 in foreign currencies to fulfill such commitments. The Company generally matches the terms of foreign currency purchased by customers with the obligations the Company has to purchase foreign currency. This matching of terms results in no significant financial statement impact for the fair value of these commitments and obligations. The foreign currency contracts had various maturities through December 2006.

(4)	Related Party Transactions:

In the ordinary course of business, certain transactions are executed between the Company and entities affiliated by common ownership. These transactions primarily involve armored car cash pickup services, the payment to beneficiaries of money transfer transactions, and payment of certain expenses incurred on behalf of the Company. These transactions are regularly settled and are short-term in nature.

The Company has the following balances with related entities:

	2006	2005
Receivable from related parties	$1,678,971	$738,706

Payable to related parties	$(259,711)	$(5,066,702)

Payable to shareholders	$(1,106,681)	$(3,502,148)

RIA Envia, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
Years Ended December 31, 2006 and 2005
(4)	Related Party Transactions (Continued):

Note Receivable

Note receivable related party, outstanding principal and accrued interest paid in full in 2006, stated interest rate of 4.5%	$—	$578,151

Management Fees and Correspondent Services

For the years ended December 31, 2006 and 2005, the Company was charged management fees of $476,004 and $656,000, respectively, from entities affiliated by common ownership.

The Company also charged fees of $228,000 and $252,000 for the years ended December 31, 2006 and 2005, respectively, to a company affiliated by common ownership. The charges shown in allocated overhead for 2006 and 2005 in the accompanying statements of income are net of $24,000 and $132,000 allocated to discontinued operations, respectively.

(5)	Property and Equipment:

At December 31, property and equipment consist of the following:

	2006	2005
Auto and trucks	$383,230	$531,785
Furniture and fixtures	749,835	811,314
Capitalized lease equipment	843,888	456,253
Leasehold improvements	8,470,350	6,050,454
Office and computer equipment	8,474,781	8,252,244

	18,922,084	16,102,050
Less accumulated depreciation	8,549,667	7,890,278

	$10,372,417	$8,211,772

RIA Envia, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
Years Ended December 31, 2006 and 2005
(6)	Loan Payable, Bank:

Revolving Loan

The Company has a credit arrangement with a commercial bank that provides for borrowings up to $36,500,000 and $39,000,000 at December 31, 2006 and 2005, respectively (loans include a $2,000,000 sub-limit for letters of credit). From this facility, $29,000,000 and $34,000,000, respectively, is made available to the Company as a revolving loan for working capital at December 31, 2006 and 2005, with a maturity date of January 31, 2008. The Company has an additional $6,000,000 and $3,000,000 at December 31, 2006 and 2005, respectively, for revolving loans which may be drawn by the Company up to four business days before each holiday, with various payment restrictions (none borrowed at December 31, 2006 and 2005).

The per annum interest rate for the revolving loan is a quarter percent (0.25%) in excess of the bank’s prime rate. As of December 31, 2006 and 2005, the interest rate was 8.50% and 7.50%, respectively. The balances outstanding at December 31, 2006 and 2005 were $28,000,000 ($4,000,000 long-term) and $19,650,000 ($5,000,000 long-term), respectively,

Term Loan

The commercial bank made available a $1,500,000 term loan with a maturity date of January 31, 2008. The per annum interest rate for this loan is a quarter percent (0.25%) in excess of the bank’s prime rate. As of December 31, 2006 and 2005, the interest rate was 8.50% and 7.50%, respectively, and the balance outstanding was $1,500,000 (long-term) and $2,000,000 ($1,500,000 long-term).

Borrowings under the revolving loan and term loan agreements are collateralized by substantially all of the Company’s assets. In addition, the borrowings have been guaranteed by the shareholders of the Company. Loan covenants in connection with the revolving loan include, among other things, the maintenance of certain financial ratios and other restrictions. The Company is in compliance with all the loan covenants as of December 31, 2006 (see Note 13).

RIA Envia, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
Years Ended December 31, 2006 and 2005
(7)	Income Taxes:

The income tax provision consists of foreign and state taxes currently payable, as follows:

	2006	2005
Provision for income taxes	$2,396,501	$1,148,394

(8)	Commitments and Contingencies:

Operating Leases

The Company leases office space under various operating leases expiring through the year 2013. The rental contract contains provisions for escalations based on certain increases in costs incurred by the lessor. At December 31, 2006, future minimum rentals under these leases are as follows:

Year ending December 31,
2007	$2,530,099
2008	1,745,581
2009	1,291,071
2010	646,399
2011	314,734
Thereafter	463,393

$6,991,277

Rent expense for the years ended December 31, 2006 and 2005 amounted to $5,203,411 and $4,997,066, respectively, of which $783,670 and $704,812 related to discontinued operations in the respective years.

Capital Leases

In 2006, the Company purchased equipment under capital leases, which expire through the year 2009. The capital leases require monthly payments of $11,436, with interest at 5.5%. The equipment is depreciated on the straight line basis over 5 years.

In 2004, the Company purchased equipment under capital leases expiring through the year 2008. The capital leases require monthly payments of $10,820, with interest at 6.5%. The equipment is depreciated on the straight line basis over 10 years.

RIA Envia, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
Years Ended December 31, 2006 and 2005
(8)	Commitments and Contingencies (Continued):

Capital Leases (Continued)

The future minimum lease payments required under the capital leases and the present value of the net minimum lease payments as of December 31, 2006, are as follows:

Year ending December 31,
2007	$271,469
2008	245,431
2009	105,531

Total minimum lease payments	622,431
Less amounts representing interest	12,760

Present value of net minimum lease payments	609,671
Less current maturities of capital lease obligations	271,715

Capital lease obligations, excluding current maturities	$337,956

For the years ended December 31, 2006 and 2005, depreciation expense on assets under capital leases totaled $45,625 for each year. There was no depreciation taken on 2006 assets acquired due to the fact that they were purchased very late in the year. Accumulated depreciation on capital leases amounted to $95,052 and $49,427 for the years ended 2006 and 2005, respectively.

Surety Bonds

The Company is regulated by various state banking regulators as a money transmitter and issuer of money orders. In connection with such banking regulations, the Company maintains $23,905,000 of surety bonds maturing on various dates in 2007, for the benefit of its customers. The proceeds from these bonds are to be used only in the event of the insolvency or bankruptcy of the Company.

Litigation

The Company is subject to legal actions that arise in the normal course of business. In the opinion of the Company’s management, there are no legal actions pending or threatened which will have a material adverse effect on the Company’s financial position, results of operations or cash flows.

RIA Envia, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
Years Ended December 31, 2006 and 2005
(9)	Employee Benefit Plans:

The Company sponsors a 401(k) plan covering substantially all its full-time employees. Employees who formally elect to become participants may contribute up to 50% of their gross annual compensation, not to exceed the mandatory limit placed by the Internal Revenue Code.

The Company makes discretionary contributions up to 1.5% of the employee’s gross annual compensation. The cost of the Company’s annual contribution, which was charged to operations, totaled $60,124 and $69,331 for the years ended December 31, 2006 and 2005, respectively.

(10)	Payable to Shareholders:

At December 31, 2005, payable to shareholders (long-term) amounted $1,400,000. This amount was paid off in 2006.

(11)	Restatement:

In accordance with the guidance in Emerging Issues Task Force (“EITF”) 99-19, “Reporting Revenue Gross as Principal versus Net as an Agent,” the Company should account for all fees received, including foreign exchange spread, as revenue during the period the Company provides the service, and recognize the amounts paid to origination and distribution agents as direct operating costs. In the previously issued financial statements for the year ended December 31, 2005, the Company incorrectly recognized commission revenues net of related payments to agents and correspondents (i.e., net).

During the year ended December 31, 2006, the Company determined that, according to EITF 99-19, the Company should have been recognizing its revenues on a gross basis, not a net basis. Accordingly, the income statement for the year ended December 31, 2005 has been restated to correct for the previous misapplication in accounting principles. The effect of this restatement was to increase commission income by $78,541,765, agent costs by $48,126,679, and correspondent costs by $30,415,086 for the year ended December 31, 2005. There was no income tax effect and no effect on previously reported net income as a result of this restatement.

RIA Envia, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
Years Ended December 31, 2006 and 2005
(11)	Restatement (Continued):

Due to the discontinued operations of AFEX U.S. as a result of the assignment of assets and liabilities of the foreign exchange division of one of the Company’s wholly-owned Subsidiaries in 2006 (Note 1), and spin-off of AFEX U.K. and Australia in 2006, the Company’s statement of income for the year ended December 31, 2005 has been restated as shown below.

As the effect of the merger with Kim Phu (change in reporting entity) is required to be reported at the beginning of the earliest period presented (2005), this also resulted in the restatement of the financial statements (Note 1) for the year ended December 31, 2005.

The following tables show the effects of the restatements described above for the 2005 year that has been previously reported on. Certain expenses for 2005 have been reclassified to conform to the 2006 income statement presentation.

	December 31,
	2005	Adjustments	December 31,
	As Previously	For	2005
	Reported	Kim Phu	As Restated

Assets

Current assets:
Cash and cash equivalents	$51,973,879	$1,877,845	$53,851,724
Accounts receivable, net of allowance for doubtful accounts of $1,074,276	33,272,537	—	33,272,537
Prepaid expenses and other current assets	3,027,489	33,997	3,061,486
Receivables from affiliates	367,056	371,650	738,706

Total current assets	88,640,961	2,283,492	90,924,453

Note receivable, related party	578,151	—	578,151

Property and equipment, net	8,167,646	44,126	8,211,772

Other assets	1,659,439	76,745	1,736,182

	$99,046,197	$2,404,363	$101,450,558

RIA Envia, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
Years Ended December 31, 2006 and 2005
(11)	Restatement (Continued):

	December 31,
	2005	Adjustments	December 31,
	As Previously	For	2005
	Reported	Kim Phu	As Restated

Liabilities and Shareholders’ Equity

Current liabilities:
Accounts payable	$7,229,944	$155	$7,230,100
Amount payable to customers and correspondents	37,766,698	1,477,808	39,244,506
Loan payable, bank	15,150,000	—	15,150,000
Accrued expenses and other current liabilities	6,948,829	82,885	7,031,710
Capital lease payable, current portion	111,330	—	111,330
Payable to shareholders, current portion	2,102,148		2,102,148
Payable to affiliates	5,066,701	—	5,066,702

Total current liabilities	74,375,650	1,560,848	75,936,496

Long-term liabilities:
Loans payable, bank	6,500,000	—	6,500,000
Payable to shareholder	1,400,000	—	1,400,000
Capital lease payable, less current portion	232,744	—	232,744

Total liabilities	82,508,394	1,560,848	84,069,240

Shareholders’ equity:
Common stock, no par value, 3,000 shares authorized, 200 shares issued and outstanding	677,491	—	677,491
Paid-in capital	9,549,045	263,207	9,812,252
Retained earnings	7,721,289	580,308	8,301,597
Accumulated other comprehensive loss	(1,410,022)	—	(1,410,022)

Total shareholders’ equity	16,537,803	843,515	17,381,318

	$99,046,197	$2,404,363	$101,450,558

RIA Envia, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
Years Ended December 31, 2006 and 2005
(11)	Restatement (Continued):

				December 31,
	December 31,			2005
	2005	Adjustments for		Revised Before	Restatement	December 31,
	As Previously		AFEX	Restatement	to Gross	2005
	Reported	Kim Phu	(U.S./U.K./AU)	to Gross Basis	Basis	As Restated

Revenues
Commission income	$37,707,360	$2,123,190	$524,937	$39,305,613	$78,541,765	$117,847,378
Exchange income	46,716,040	6,145	7,199,442	39,522,743	—	39,522,743
Other income	2,441,755	—	24,657	2,417,098	—	2,417,098

Total revenues	86,865,155	2,129,335	7,749,036	81,245,454	78,541,765	159,787,219

Operating expenses
Direct operating expenses	—	1,603	—	1,603	78,541,765	78,543,368
Salaries and benefits	38,485,380	765,124	4,564,743	34,685,762	—	34,685,762
Depreciation and amortization	2,641,189	31,871	137,772	2,535,288	—	2,535,288
Selling, general and administrative	31,058,498	826,206	3,247,282	28,637,422	—	28,637,422

Total operating expenses	72,185,067	1,624,804	7,949,797	65,860,074	78,541,765	144,401,840

Operating income	14,680,088	504,531	(200,761)	15,385,379	—	15,385,379

Other income (expenses)
Interest expense	(1,276,105)	(84,938)	(411,392)	(949,651)	—	(949,651)

Income from continuing operations before income taxes	13,403,983	419,593	(612,153)	14,435,728	—	14,435,728
Provision for income taxes	(1,129,855)	(16,093)	2,446	(1,148,394)	—	(1,148,394)

Income from continuing operations	12,274,128	403,500	(609,706)	13,287,334	—	13,287,334
Income (loss) from discontinued operations	—	—	(609,706)	(609,706)		(609,706)

Net income	$12,274,128	$403,500	$—	$12,677,628	$—	$12,677,628

(12)	Stock Purchase Agreement:

On November 21, 2006, the Fred Kunik Family Trust, a California trust, and the Irving Barr Living Trust, a California trust (the “Sellers”), entered into a Stock Purchase Agreement (“Stock Purchase Agreement”) to sell 100% of the outstanding common stock of the Company, to an affiliate of Euronet Worldwide, Inc. (“Euronet”). Under the Stock Purchase Agreement, an affiliate of Euronet will acquire the stock of the Company for $380 million in cash, $110 million in Euronet’s common stock, $0.02 par value, and certain contingent value rights and stock appreciation rights. The number of shares of Common Stock to be issued at the closing of the acquisition (“Closing”) will be based upon the average high and low prices of the Common Stock each trading day for the 30 trading days ending three trading days prior to the date of Closing. The Closing is subject to completion of the closing conditions under the Stock Purchase Agreement, including obtaining applicable government approvals and other customary closing conditions (See Note 13).

RIA Envia, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
Years Ended December 31, 2006 and 2005

(13)	Subsequent Events

On April 4. 2007, the sale of the Company’s stock under the Stock Purchase Agreement, including two amendments to the Stock Purchase Agreement, was completed, resulting in the issuance of 4,053,606 shares of Euronet Common Stock to the Sellers. Concurrent with the sale, the Company repaid its Revolving Loan and Term Loan and cancelled those agreements, and was named as an authorized borrower under Euronet’s credit agreement.

AUDIT REPORT ON THE FINANCIAL STATEMENTS
To the Board of Directors of ENVIA TELECOMUNICACIONES, S.A
1.	We have audited the accompanying financial statements of the company ENVIA TELECOMUNICACIONES, S.A. that comprise the balance sheet as at 31st December 2006 and 2005, statement of income, and cash flow corresponding to the financial years closed on the said dates, the preparation of which is the responsibility of the Administrators of the company.

2.	Our responsibility is to express an opinion on the said financial statements as a whole based on the task carried out in accordance with the auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used ant significant estimates made by the management, as well as evaluating the overall financial statements presentation. We believe that our audits provide a reasonable basis for our opinion.

3.	In our opinion the enclosed financial statements of the financial years closed at 31st December 2006 and 2005 express, in all the significant aspects, the true and fair view of the patrimony and the financial situation of the company ENVIA TELECOMUNICACIONES, S.A. as at 31st December 2006 and 2005, and the results of their operations for each of the two financial years closed on the said dates and contain the necessary and sufficient information for their adequate interpretation and understanding in accordance with the accounting principles generally accepted in the United States of America (“U.S. GAAP”) and rules generally accepted applied with uniformity with those of the previous year.
Madrid, 26th January 2007
/s/ FÀBREGAS, MERCADÉ & Co.
Auditors - Consultants
Javier Mercadé Campabadal

To the board of directors of RIA ITALIA S.r.l.
1.	We have audited the accompanying balance sheet of RIA ITALIA S.r.l (an italian company) as of December 31, 2006 and related statement of income, changes, in stockholders’ equity and cash flow statement of the year in the period ended expressed in Euro. These financial statements, prepared only for consolidation purpose, are the responsibility of the company’s management. Our responsibility is to expressed an opinion on these financial statements based on our audits.

2.	We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion. This report is intended solely for use in connection with the RIA ENVIA, Inc. consolidation process and may not be used for any other purpose.

3.	In our opinion, based on our audits the financial statements referred to above present fairly in all material respects, the financial position of RIA ITALIA S.r.l. as of December 31, 2006 and the results of his operation and his cash flow for the year in the period ended in accordance with the accounting principles generally accepted in the United States of America (“U.S. GAAP”).
Rome, 21 March 2007

/s/ Baker Tilly
Consulaudit S.p.A.

Marco Sacchetta
(Partner)

Independent Auditors’ Report
To the Board of Administration and Shareholders of
Ria de la Hispaniola Agente de Cambio, C. por A.
We have audited the accompanying statements of financial position of Ria de la Hispaniola, Agente de Cambio, C. por A., as of December 31, 2006 and 2005, and the related statements of income, stockholders’ equity and cash flows for the years then ended. Those financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ria de la Hispaniola Agente de Cambio, C. por A. as of December 31, 2006 and 2005, the results of its operations and cash flows for the years then ended, in conformity with US generally accepted accounting principles.
This report is intended solely to be used by the Parent Company for the purpose of consolidated financial statements. Ria de la Hispaniola Agente de Cambio, C. por A. is a regulated entity by the Monetary Authorities of the Dominican Republic.
/s/ BDO Ortega & Asociados
February 17, 2007, replaced by the report
of date February 23, 2007
Santo Domingo, Dominican Republic